UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2010
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-4.1
EX-10.1
EX-99.1
EX-99.2
EX-99.3

Item 1.01 Entry into a Material Definitive Agreement.
     On January 11, 2010, BioMed Realty, L.P. (the “Operating Partnership”), the operating partnership subsidiary of BioMed Realty Trust, Inc. (the “Company”), issued $180.0 million aggregate principal amount of its 3.75% Exchangeable Senior Notes due 2030 (the “Notes”). The net proceeds from the issuance of the Notes will be approximately $174.1 million, after deducting initial purchasers’ discounts and estimated offering expenses. The Operating Partnership intends to use the net proceeds from the private offering to repay a portion of the outstanding indebtedness under its $720.0 million unsecured line of credit, which amount it may reborrow, and for other general corporate and working capital purposes. The terms of the Notes are governed by an indenture, dated January 11, 2010 (the “Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. A copy of the Indenture, including the form of the Notes and Guarantee of the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.
     The Notes and the shares of common stock of the Company (“Common Stock”) issuable upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
     In connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC, in their capacity as representatives of the Initial Purchasers, dated January 11, 2010 (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.
     Pursuant to the Registration Rights Agreement, the Company has agreed that it will:
•	file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer (“WKSI”)) with the Securities and Exchange Commission by July 10, 2010 to cover resales of the underlying shares of Common Stock that may be issuable upon exchange of the Notes;

•	if the Company is not a WKSI on July 10, 2010, use its reasonable efforts to have that registration statement declared effective by July 10, 2010; and

•	use its reasonable efforts to keep the registration statement effective until the earliest of (1) the 20th trading day immediately following the maturity date of January 15, 2030 and (2) the date on which there are no longer any “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Common Stock that have been issued upon exchange of any Notes or Notes exchangeable for “restricted” shares of Common Stock.
     If the Company does not meet these deadlines, then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 11, 2010, the Operating Partnership issued $180,000,000 aggregate principal amount of Notes. The purchase price paid by the Initial Purchasers was 97.0% of the principal amount thereof, and the Initial Purchasers received discounts and commissions in an aggregate amount of $4.5 million in connection with the issuance and sale of the Notes. The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest is payable on January 15 and July 15 of each year beginning July 15, 2010 until the maturity date of January 15, 2030. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.
     The Notes bear interest at 3.75% per annum and may be exchanged for shares of Common Stock at an initial exchange rate of 55.0782 shares per $1,000 principal amount of Notes. At the initial exchange rate, the Notes are exchangeable for Common Stock at an exchange price of approximately $18.16 per share, representing an approximately 20.0% premium over the last reported sale price of the Common Stock on January 5, 2010, which was $15.13 per share.
     Prior to January 21, 2015, the Operating Partnership may not redeem the Notes except to preserve the Company’s status as a real estate investment trust. On or after January 21, 2015, at the Operating Partnership’s option, the Notes are redeemable in cash, in whole or in part, at 100% of the principal amount plus accrued and unpaid interest upon at least 30 days’ but not more than 60 days’ prior written notice to holders of the Notes.
     The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes for cash, in whole or in part, on each of January 15, 2015, January 15, 2020 and January 15, 2025, and upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.
     A “designated event” will be deemed to have occurred at the time that any of the following occurs:
•	consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding shares of Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

•	any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Operating Partnership or any majority-owned subsidiary of the Company or the Operating Partnership or any employee benefit plan of the Company, the Operating

Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding entitled to vote generally in elections of directors (for the avoidance of doubt the ownership of Operating Partnership units will not be deemed to constitute beneficial ownership of capital stock of the Company);
•	during any period of twelve consecutive months after January 11, 2010, persons who at the beginning of such twelve-month period constituted the board of directors of the Company, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company; or

•	the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to be the general partner of the Operating Partnership or ceases to control the Operating Partnership; provided, however, that the pro rata distribution by the Company to its stockholders of shares of its capital stock or shares of any of the Company’s other subsidiaries will not, in and of itself, constitute a designated event for purposes of this definition.
     If a transaction described in the first bullet under the definition of a “designated event” above occurs on or prior to January 21, 2015 and a holder elects to exchange its Notes in connection with such transaction, we will increase the applicable exchange rate for the Notes surrendered for exchange by a specified number of additional shares of Common Stock as a “make whole premium.”
     Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:
•	a default for 30 days in the payment of any installment of interest under the Notes;

•	a default in the payment of the principal amount or any repurchase price or redemption price due with respect to the Notes, when the same becomes due and payable;

•	the Operating Partnership’s failure to deliver cash, Common Stock or a combination of cash and Common Stock within 15 days after the due date upon an exchange of the Notes, together with any cash due in lieu of fractional shares of Common Stock;

•	the Operating Partnership’s failure to comply with any of its other agreements in the Notes or the Indenture upon receipt of notice of such default by the trustee or by holders of not less that 25% in aggregate principal amount of the Notes then outstanding and the failure to cure (or obtain a waiver of) such default within 60 days after receiving notice of such failure;

•	failure to pay any indebtedness for money borrowed by the Operating Partnership, the Company, any subsidiary in which the Operating Partnership has invested at least $25 million in capital (a “Significant Subsidiary”), in an outstanding principal amount in excess of $25 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding Notes);
•	the Operating Partnership’s failure to provide timely notice of a designated event; or

•	certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any Significant Subsidiary or any substantial part of their respective property.
Item 3.02 Unregistered Sales of Equity Securities.
     The information contained in Items 1.01 and 2.03 of this report is incorporated herein by reference.
Item 8.01 Other Events.
     On January 5, 2010, the Company announced that the Operating Partnership commenced a private placement to qualified institutional buyers of the Notes. The press release announcing the commencement of the private placement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     On January 5, 2010, the Company announced that the Operating Partnership priced the private placement of the Notes. The press release announcing the pricing of this private placement is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     On January 11, 2010, the Company announced that the Operating Partnership closed the private placement of the Notes, including the exercise in full of the initial purchasers’ over-allotment option. The press release announcing the closing of this private placement is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
4.1	Indenture, dated January 11, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 3.75% Exchangeable Senior Notes due 2030.
10.1	Registration Rights Agreement, dated January 11, 2010, among BioMed Realty Trust, Inc., BioMed Realty, L.P., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC.
99.1	Press release issued by BioMed Realty Trust, Inc. on January 5, 2010.
99.2	Press release issued by BioMed Realty Trust, Inc. on January 5, 2010.
99.3	Press release issued by BioMed Realty Trust, Inc. on January 11, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
		Title:	President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit
4.1	Indenture, dated January 11, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 3.75% Exchangeable Senior Notes due 2030.
10.1	Registration Rights Agreement, dated January 11, 2010, among BioMed Realty Trust, Inc., BioMed Realty, L.P., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC.
99.1	Press release issued by BioMed Realty Trust, Inc. on January 5, 2010.
99.2	Press release issued by BioMed Realty Trust, Inc. on January 5, 2010.
99.3	Press release issued by BioMed Realty Trust, Inc. on January 11, 2010.